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Exhibit 21

Subsidiaries of Registrant

Domestic Subsidiaries	State of Incorporation
Carlisle Brake & Friction, Inc.	Ohio
Carlisle Coatings & Waterproofing Incorporated	Delaware
Carlisle Construction Materials LLC	Delaware
Carlisle Corporation	Delaware
Carlisle Engineered Products LLC	Delaware
Carlisle FoodService Products Incorporated	Delaware
Carlisle Fluid Technologies, Inc.	Delaware
Carlisle Industrial Brake & Friction, Inc.	Delaware
Carlisle Insurance Company	Vermont
Carlisle Intangible Company	Delaware
Carlisle Interconnect Technologies, Inc.	Delaware
Carlisle International LLC	Delaware
Carlisle TPO LLC	Delaware
Friction Products Co.	Ohio
Hunter Panels, LLC	Maine
Tri-Star Electronics International, Inc.	Delaware
Wellman Products, LLC	Ohio

Foreign Subsidiaries	Jurisdiction
Carlisle Canada ULC	Canada
MedTech Asia Holdings Limited	Hong Kong
Carlisle Asia Pacific Ltd	Hong Kong
Carlisle Brake Products (Hangzhou) Co., Ltd.	China
Carlisle Brake Products (UK) Limited	United Kingdom
Carlisle Construction Materials BV	Netherlands
Carlisle Construction Materials GmbH	Germany
Carlisle Construction Materials Limited	United Kingdom
Carlisle Hardcast Europe BV	Netherlands
Carlisle Holding Limited	United Kingdom
Carlisle Holdings BV	Netherlands
Carlisle Holdings GmbH	Germany
Carlisle Interconnect Technologies BV	Netherlands
Carlisle Interconnect Technologies (Dongguan) Co., Ltd	China
CSL International CV	Netherlands
CSL Manufacturing CV	Netherlands
Hawk Composites (Suzhou) Company Limited	China
Hertalan RO Srl	Romania
Japan Power Brakes	Japan
Raydex/CDT Limited	United Kingdom
S.K. Wellman S.p.A	Italy
S.K. Wellman SRL	Italy
LHI Technology Limited	Labuan
LHI Technology Shenzen Co.	China
LHK Technology Shenzen Co	China
TriStar Electronics SA	Switzerland
Carlisle International BV	Netherlands
Carlisle Interconnect Technologies de Mexico	Mexico
Carlisle Trading and Manufacturing India Private Limited	India
Carlisle (Shanghai) Trading Co Ltd	China
Hawk International Trading Co Ltd	China
Carlisle (Shanghai) Management Co Ltd	China
Carlisle Medical Technologies (Dongguan) Co., Ltd	China

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  Exhibit 21
Subsidiaries of Registrant